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                                                                   Exhibit 3.188


                            ARTICLES OF INCORPORATION
                                  (R.S. 12:24)

Domestic Business Corporation        Return to: Corporations Division
Enclose $60.00 filing fee                       P.O. Box 94125
Make remittance payable to                      Baton Rouge, LA  70804-9125
Secretary of State                              Phone (504) 925-4704
Do not send cash

STATE OF LOUISIANA
                     PARISH OF ___________________________

1.    The name of this corporation is: EmCare of Louisiana, Inc.

2.    This corporation is formed for the purpose of: (check one)

      [x] Engaging in any lawful activity for which corporations may be formed.

      [ ]   ____________________________________________________________________
                 (use for limiting corporate activity)

3.    The duration of this corporation is: (may be perpetual) perpetual

4. The aggregate number of shares which the corporation shall have authority to issue is:

                                      1,000

5. The shares shall consist of one class only and the par value of each share is $0.01 (shares may be without par value) per share.

6.    The full name and post office address of each incorporator is:

           William F. Miller, III
           1717 Main Street, Suite 5200
           Dallas, TX 75201

7.    Other provisions: _______________________________________________________
           see attached rider

8.    The corporation's federal tax identification number is: Applied For

THUS DONE AND PASSED in my office in Dallas, Texas on this the 26th day of March , 19 98 , in my presence and in the presence of the undersigned witnesses who sign their names with me, Notary, after due reading of the whole.

                                      Incorporator's Signature:

                                                 /s/ William F. Miller, III
_____________________________         ------------------------------------------

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           Witness                    William F. Miller, III

______________________________        __________________________________________
           Witness

                             /s/ Anne B. Turner
                             ---------------------------------
                                          Notary

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                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. In the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

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                             CONSENT TO USE OF NAME

      EmCare, Inc., a corporation duly organized and existing under the laws of the State of Delaware and qualified in the State of Louisiana, does hereby consent to the use of name and incorporation of EmCare of Louisiana, Inc. in the state of Louisiana.

                                           EMCARE, INC.

                                           By:       /s/ William F. Miller, III
                                              ----------------------------------
                                           William F. Miller, III, President

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\
                             DISCLOSURE OF OWNERSHIP
                   (R.S. 12:23 E, 12.205 E and 12:304 A (II))

STATE OF TEXAS                                             COUNTY OF DALLAS

      BEFORE ME, the undersigned Notary in and for the parish herein above shown, personally came and appeared the undersigned who, after being duly sworn, did depose and say that:

                            EmCare of Louisiana, Inc.
--------------------------------------------------------------------------------
                                Corporation Name

is contracting with the state and listed below are the names and addresses of all persons or corporate entities who hold ownership interest of five percent or more in the corporation or who hold by proxy the voting power of five percent or more in the corporation and, if anyone is holding stock in his own name that actually belongs to another, the name of the person for whom held, including stock held pursuant to a counterletter.

1.         Persons or corporate entities owning 5% or more:

           EmCare, Inc., 1717 Main Street, Suite 5200, Dallas, Texas  75201
--------------------------------------------------------------------------------
           Name                                        Address

________________________________________________________________________________
           Name                                        Address

________________________________________________________________________________
           Name                                        Address

2. Persons or corporate entities who hold by proxy the voting power of 5% or more:

________________________________________________________________________________
           Name                                        Address

________________________________________________________________________________
           Name                                        Address

________________________________________________________________________________
           Name                                        Address

3.         Stock held for others and for whom held:

________________________________________________________________________________
           Name                                        Address

________________________________________________________________________________
           For Whom Held                               Address

________________________________________________________________________________
           Name                                        Address

________________________________________________________________________________
           For Whom Held                               Address

________________________________________________________________________________
           Name                                        Address

________________________________________________________________________________
           For Whom Held                               Address

Sworn to and subscribed before me at Dallas, Texas this 27th day of April , 19 98 . EmCare of Louisiana, Inc.

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By:        /s/ William F. Miller, III                   /s/ Anne B. Turner
   ---------------------------------------              ------------------------
Corporation Representative                                     Notary
William F. Miller, III, President

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                       NOTICE OF NEW ADDRESS OF REGISTERED
                          AGENT FOR SERVICE OF PROCESS

To: The Secretary of State for the State of Louisiana

      Notice is hereby given pursuant to LA. R.S. Title 12:104; 308; 236; 1308; 1350 and 3424 of the new address of National Registered Agents, Inc. in the State of Louisiana where process may be served for profit and non-profit corporations, limited liability companies and limited partnerships represented by National Registered Agents, Inc. as shown on the records of the Secretary of State.

      The agent for service of process, National Registered Agents, Inc., was formerly located at 3500 Highway 190, Mandeville, LA 70471-3124. The new address for the said agent for service of process, National Registered Agents, Inc., is 225 St. Ann Drive, Mandeville, LA 70471-3219.

      Notice is also given pursuant to LA. R.S. Title 12:104; 308; 236; 1308; 1350 and 3424 that the registered office of each profit and non-profit corporation, limited liability company and limited partnership shown on the records of the Secretary of State to be represented by National Registered Agents, Inc. and designating 3500 Highway 190, Mandeville, LA 70471-3124, is changed to 225 St. Ann Drive, Mandeville, LA 70471-3219.

      All such entities may now be served at the new address of the agent for service of process as set forth, as of August 6, 1999.

      I, Dennis E. Howarth, President of the said agent, hereby declare the contents of this Notice true to the best of my knowledge and belief, as of this 2nd day of August, 1999.

                                         National Registered Agents, Inc.

                                                    /s/ Dennis E. Howarth
                                         ---------------------------------------
                                         Dennis E. Howarth, President

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                      NOTICE OF CHANGE OF REGISTERED OFFICE
                        AND/OR CHANGE OF REGISTERED AGENT
                             (R.S. 12:104 & 12:236)

Domestic Business Corporation          Return to: Corporations Division
(Business or Non-Profit)                          P.O. Box 94125
Enclose $20.00 filing fee                         Baton Rouge, LA  70804-9125
Make remittance payable to                        Phone (225) 925-4704
Secretary of State                                Web Site:  www.sec.state.la.us
Do Not Send Cash

Corporation Name: ______________________________________________________________
           EMCARE OF LOUISIANA, INC.

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation's registered office. The new registered office is located at:
__________________________________________

           _____________________________________________________________________
           To be signed by one (1) officer or two (2) directors     Date

                           CHANGE OF REGISTERED AGENTS

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows:
Corporation Service Company
320 Somerulos Street
Baton Rouge, LA  70802-6129

                    /s/ Laura R. Dunlap                       08/14/02
                  --------------------------------------------------------------
                    President, Vice President or Secretary    Date
                    LAURA R. DUNLAP, Vice President

               AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

                       Corporation Service Company

                       /s/ Deborah D. Skipper
                   -------------------------------------------------------------

Sworn to and subscribed before me, the undersigned Notary Public, on this date:
Aug. 20, 2002

                   /s/ Ta-Tanisha G. Adams
                   -----------------------
                             Notary
                      TA-TANISHA G. ADAMS